Exhibit 99.1
Calavo Growers, Inc. (Nasdaq-GM: CVGW)
Lee Cole, Calavo Growers, Inc., (805) 921-3243
or
Jerry Freisleben, Foley/Freisleben LLC, (213) 955-0020
CALAVO GROWERS ACQUIRES HAWAII-BASED PAPAYA AND
TROPICAL-PRODUCT PACKING, PROCESSING OPERATIONS;
COMPANY ALSO HIRES VETERAN SECURITIES ANALYST FOR
STRATEGIC DEVELOPMENT POST

Transaction Highlights:
▪	Brings Papaya Packing Under Direct Calavo Control

▪	Expands Footprint in Tropical Products Category

▪	Provides Immediate Increase in Revenues and Earnings

▪	Extends Papaya Relationship Dating Back to 1949
SANTA PAULA, Calif. (May 20, 2008)—Calavo Growers, Inc. (Nasdaq-GM: CVGW) today announced that it has acquired Hawaiian Sweet Inc. and Hawaii Pride LLC, papaya and tropical-product packing and processing operations on the Big Island owned by Calavo’s Chairman, President and Chief Executive Officer, Lee E. Cole. The company also reported that it has appointed Michael R. Lippold, CFA, a food-industry securities analyst, as director of strategic development, a newly created position.
     A worldwide leader in avocado marketing and an expanding provider of other fresh-commodity-produce items, Calavo said that both the papaya acquisition and Lippold hire are consistent with its CEO’s declared business agenda targeting 25 percent compound annual revenue growth through fiscal 2013.
     Under terms of the transaction, Calavo acquires fresh operations which pack an estimated 65-70 percent of all Hawaiian-grown papayas and 80 percent of the mainland supply originating from the islands. The purchase brings under company ownership two fresh-papaya packinghouses and cooling facilities, papaya and guava puree operations (sold in bulk to food manufacturers) and
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Calavo Acquires Hawaiian Papaya Operations/2-2-2
U.S.D.A.-approved electronic-beam-irradiation technology used for processing Hawaiian sweet potatoes, papayas, and other tropical fruits bound for export. Calavo also gains approximately 3,000 acres on the eastern slopes of the Big Island—more than 725 owned and the remainder under lease—which, in turn, are sublet to farmers under contract for their harvests with Hawaiian Sweet.
     An all-cash transaction, the total purchase consideration ranges from $10 to $14 million, subject to meeting certain operating-performance targets through May 31, 2009. Calavo indicated that it will finance the acquisition under existing credit facilities.
     Calavo Chief Operating Officer Arthur J. Bruno said that he is very optimistic about the purchase, which brings both Hawaiian operations under direct company control. Since 1949, Calavo has sold and marketed Hawaiian papayas, a relationship that continued following Cole’s acquisition of Hawaiian Sweet in the early 1990s.
COO Bruno Cites Benefits to Company
     “Calavo transitions from simply being paid a commission on its papaya sales to collecting full margin based on its ownership of the papaya and tropical-product operations,” said Bruno. “We are confident that our company’s depth of financial and operational resources, along with a growing position in the tropical-produce category, can propel these acquired assets to the next level.”
     “The company anticipates increasing Hawaiian Sweet and Hawaiian Pride revenues and earnings, which we believe offer room for substantial growth as we further invest in the category. The company also expects to achieve efficiencies through elimination of certain duplicative overhead functions. With respect to the balance sheet, Calavo estimates gaining more than $8 million in tangible assets from the collective packing and processing facilities, as well as 725-plus prime agriculture acres,” Bruno continued.
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     Bruno indicated that Calavo presently ships approximately 200,000 lbs. of fresh papayas to the mainland each week, a figure that offers ample room for growth. “We possess sufficient capacity in the acquired packinghouses to ratchet up volumes substantially as we work to expand the revenue base in the category,” he said.
     Egidio Carbone, Jr., the independent Calavo director who led the special board committee overseeing the transaction, stated: “The board committee carefully evaluated this acquisition on its merits to Calavo and we believe the value—both immediately and over time—will add substantially to the company. Mindful of the inherent potential for conflict, we took extraordinary care to ensure the transaction was completed with independent oversight and reflected the board’s dedication to proper corporate governance.”
     A fairness opinion on the acquisition was rendered to the company and its board committee by Key and Company LLC, an investment banking firm focused on the food and agribusiness industries.
     Carbone added: “In the independent committee’s view, the Hawaiian Sweet and Hawaii Pride assets are uniquely suited for Calavo. For clear strategic and competitive reasons, we believed it was vitally important to ensure that the company’s market position in the papaya category remained secure.”
New Hire to Assist in Identifying Future Acquisition Targets
     Lippold, who holds the Chartered Financial Analyst designation, will join the company from Craig-Hallum Capital Group LLC, a Minneapolis-based institutional research and investment bank where he had been since last year a senior research analyst in the consumer sector.
     In his new post at the company, Lippold will undertake a wide range of responsibilities that include identifying potential mergers and acquisitions, valuations, new product identification and assessment, and capital-markets outreach, among other duties, according to CEO Cole.
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     “Mike Lippold brings a perspective honed in capital markets to Calavo at a unique juncture in our evolution,” Cole said. “Our management is laying the foundation for driving Calavo sales toward $1 billion and beyond by fiscal 2013 and strategic acquisitions are going to play an integral part of the growth plan. Having followed the company as an analyst, he possesses good insight to Calavo and our industry, knows our strategy and understands management’s growth mandate.
     “Mike’s primary charter will be to rigorously evaluate the universe of fresh and processed food and agribusiness companies suitable for our consideration. We welcome him to the team and look forward to his many and varied contributions as we move ahead,” Cole said.
     Lippold spent seven years in the investment-management business before joining Craig-Hallum. Prior to that, he was a quantitative portfolio manager for Telluride Asset Management LLC, where he had oversight and traded a fundamental equity portfolio for two years. From 2000-2005, he served first as a research analyst and subsequently co-managed a small-cap stock portfolio with Rocket Capital Management LLC. Both Telluride and Rocket are based in Wayzata, Minn. Lippold earned his B.A. degree in financial economics from Gustavus Adolphus College, Saint Peter, Minn.
About Calavo
     Calavo Growers, Inc. is a worldwide leader in the procurement and marketing of fresh avocados and other perishable foods, as well as the manufacturing and distribution of processed avocado products. Founded in 1924, Calavo’s expertise in marketing and distributing avocados, processed avocados and other perishable foods allows the company to deliver a wide array of fresh and processed food products to food distributors, produce wholesalers, supermarkets and restaurants on a global basis.
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Safe Harbor Statement
     This news release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are “forward- looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: increased competition, conducting substantial amounts of business internationally, pricing pressures on agricultural products, adverse weather and growing conditions confronting avocado growers, new governmental regulations, as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Report on Form 10-K for the year ended October 31, 2007. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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